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                                                             EXHIBIT 99

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                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD JANUARY 10, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         AVCOM INTERNATIONAL, INC.

                               P.O. BOX 1243

                           SEDONA, ARIZONA 86339

  The undersigned hereby appoints Gary L. Hughes and John R. Stevens as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of AVCOM International, Inc. ("AVCOM") held of record by the undersigned on December 12, 1996, at the Special Meeting of Shareholders to be held at 8:00 a.m., local time, on January 10, 1997, at Poco Diablo Resort, 1736 Highway 179, Sedona, Arizona.

  The Board of Directors recommends a vote FOR Proposal 1.

  1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated September 22, 1996, as amended (the "MERGER AGREEMENT"), by and between Signature Resorts, Inc. ("SIGNATURE"), and AVCOM, pursuant to which, among other matters, (a) ASP Acquisition Corp., a wholly-owned subsidiary of Signature will merge with and into AVCOM and (b) the shares of AVCOM Stock will be converted into the right to receive shares of Signature Stock, as described in the Proxy Statement/Prospectus dated December 20, 1996.

                    FOR [_]   AGAINST [_]   ABSTAIN [_]


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  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            DATED: ________________ , 199
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                                            Signature
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                                            Signature if held jointly